Exhibit 23.2

                    Consent of Independent Public Accountants


                  As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement (Form S-8), pertaining to the MFN Financial Corporation Amended and Restated 1989 Stock Option and Incentive Compensation Plan, of our report dated March 10, 1999, included in MFN Financial Corporation's Form 10-K for the year ended December 31, 2000 and to all references to our Firm included in this Registration Statement.

                             /S/ ARTHUR ANDERSEN LLP

Chicago, Illinois
April 25, 2001